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                                                                    EXHIBIT 32.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Colonial Properties Trust (the "Company"), hereby certifies that, to his knowledge on the date hereof:

      (a) the Form 10-Q of the Company for the period ended March 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the "Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Weston M. Andress
                                           -------------------------------------
                                                Weston M. Andress
                                                Chief Financial and Investment
                                                Officer
                                                May 9, 2005

      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Colonial Properties Trust and will be retained by Colonial Properties Trust and furnished to the Securities and Exchange Commission or its staff upon request.

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